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                                                                    EXHIBIT 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Report on Form 8-K of Boston Properties, Inc. dated November 26, 1997 of our report dated October 17, 1997 on our audit of the Statement of Revenue Over Certain Operating Expenses of 875 Third Avenue for the year ended December 31, 1996.

Boston, Massachusetts                        /s/ Coopers & Lybrand L.L.P.
November 26, 1997